UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2009

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(d)

On September 18, 2009, the Board of Directors of Hexion Specialty Chemicals, Inc. elected Jan Secher a member of the Company’s Board of Directors. Mr. Secher, age 51, served as Member of Management of the Board of Clariant AG beginning January 2006 and as Chief Executive Officer of Clariant AG from April 7, 2006 to October 2008. Prior to that, he was Chief Executive Officer of SICPA in Lausanne Switzerland, a privately held ink manufacturer, from May 2003 to December 2005. In addition, Mr. Secher held various leadership positions with ABB Ltd. in Asia, North America, and Europe, including serving as an Executive Vice President, Group Processes Division from April 2002 to October 2002, and as Executive Vice President responsible for ABB Ltd’s Manufacturing and Consumer Industries Division from January 2001 to April 2002. Mr. Secher began his career in 1982 at Asea (now ABB), in sales/marketing and product management, which included a five-year assignment in North America. Mr. Secher holds a Masters Degree in Industrial Marketing from University of Linkoping, Sweden. He is also a director of Peak Management AG in Switzerland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: September 18, 2009

	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer